SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of June 2, 1999, by and among Gum Tech International, Inc., a Utah corporation, with headquarters located at 246 East Watkins Street, Phoenix AZ 85004 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS"). Capitalized terms used in this Agreement shall have the meanings defined herein; ANNEX I contains an Index of the location of such defined terms.

         WHEREAS:

     A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

     B. The Company has authorized the issuance of up to Two Thousand (2,000) shares of a new series of preferred stock, no par value per share: the Company's Series A Preferred Stock (the "PREFERRED STOCK"), in substantially the form of the Company's Certificate of Designations, Preferences and Rights of the Preferred Stock, attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATIONS");

     C. The Company has authorized the issuance of up to Four Million Dollars ($4,000,000) original principal amount of Eight Percent (8%) Senior Secured Redeemable Notes (the "NOTES") of the Company in substantially the form attached hereto as EXHIBIT B.

     D. The Company has authorized the issuance of Warrants (the "WARRANTS") to purchase up to 300,000 shares of the Company's Common Stock, in substantially the form attached hereto as EXHIBIT C.

     E. The Buyers wish to purchase in the aggregate, upon the terms and conditions set forth herein, (i) 2,000 shares of the Preferred Stock (the "PREFERRED SHARES"), (ii) Four Million Dollars ($4,000,000) original principal amount of Notes and (iii) Warrants to purchase 300,000 shares of Common Stock (as adjusted pursuant to the terms of the Warrant), each in the amounts set forth opposite such Buyer's name under the headings "Preferred Shares," "Notes" and "Warrants" on the Schedule of Buyers attached hereto as ANNEX II (the "SCHEDULE OF BUYERS"); and

     F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT D (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws for shares of the

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Company's Common Stock, no par value per share (the "COMMON STOCK"), that may be issued to the Buyers (i) upon repurchase of the Preferred Stock and/or redemption of the Notes (the "REDEMPTION SHARES"), (ii) in lieu of cash payment of interest on the Notes (the "COUPON SHARES") and (iii) upon exercise of the Warrant (the "WARRANT SHARES", and together with the Redemption Shares and the Coupon Shares, the "UNDERLYING SHARES").

     NOW THEREFORE, the Company and the Buyers hereby agree as follows:

     1. PURCHASE AND SALE OF PREFERRED SHARES, NOTES AND WARRANTS.

         a. PURCHASE OF PREFERRED SHARES, NOTES AND WARRANTS. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the respective number of Preferred Shares, Notes and Warrants set forth opposite such Buyer's name under the headings "Preferred Shares," "Notes" and "Warrants" on the Schedule of Buyers (the "CLOSING"). The aggregate purchase price (the "PURCHASE PRICE") of the Preferred Shares, Notes and Warrants at the Closing shall be Six Million Ten Dollars $6,000,010 allocated as set forth under the headings "Preferred Share Purchase Price," "Note Purchase Price,"and "Warrant Purchase Price" on the Schedule of Buyers.

         b. CLOSING DATE. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m. Central Time, three (3) business days following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

         c. FORM OF PAYMENT. On the Closing Date, (i) each Buyer shall pay the Purchase Price to the Company for the Preferred Shares, Notes and Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and
(ii) the Company shall deliver to each Buyer, (x) stock certificates (the "PREFERRED STOCK CERTIFICATES") representing such number of the Preferred Shares which such Buyer is then purchasing, (y) Notes in the aggregate principal amount of the Notes which such Buyer is purchasing, and (z) Warrants representing the number of Warrant Shares which such Buyer is purchasing (each as indicated opposite such Buyers' name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

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     2. BUYER'S REPRESENTATIONS AND WARRANTIES.

     Each Buyer represents and warrants with respect to only itself that:

         a. INVESTMENT PURPOSE. Such Buyer (i) is acquiring the Preferred Shares, the Notes and the Warrants, (ii) upon redemption of the Preferred Shares and/or the Notes, will acquire the Redemption Shares then issuable, (iii) upon payment of interest on the Notes, will acquire the Coupon Shares then issuable, and (iv) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof (the Preferred Shares, the Notes, the Warrants and the Underlying Shares collectively are referred to herein as the "SECURITIES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

         b. ACCREDITED INVESTOR STATUS. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

         c. RELIANCE ON EXEMPTIONS. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such
Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

         d. INFORMATION. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below unless the senior officers of such Buyer responsible for negotiation of the transactions contemplated by this Agreement have actual knowledge of facts that form the basis of any alleged breach of such representations and warranties. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

         e. NO GOVERNMENTAL REVIEW. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the

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investment in the Securities nor have such  authorities  passed upon or endorsed the merits of the offering of the Securities.

         f. TRANSFER OR RESALE. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to counsel for the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with a copy of Form 144 filed with respect to the transfer of such Securities and reasonable assurances that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         g. LEGENDS. Such Buyer understands that the certificates, notes or other instruments representing the Preferred Shares, the Notes and the Warrants and, until such time as the resale of the Underlying Shares has been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Underlying Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [NOTE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

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The legend  set forth  above  shall be removed  and the  Company  shall  issue a certificate or note, as the case may be, without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the 1933 Act,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to counsel for the Company, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with a copy of Form 144 filed with respect to the transfer of such Securities and reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

         h. VALIDITY; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         i. RESIDENCY. Such Buyer is a resident of that state and/or country specified in its address on the Schedule of Buyers.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to each of the Buyers that:

         a. ORGANIZATION AND QUALIFICATION. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity, including joint ventures, in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries except as set forth on SCHEDULE 3(A).

         b. AUTHORIZATION; ENFORCEMENT; VALIDITY. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights

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Agreement, the Irrevocable Transfer Agent Instructions,  the Notes, the Warrants
and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction
Documents  and  the   Certificate  of   Designations  by  the  Company  and  the
consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares, the Notes and the Warrants and the reservation for issuance and the issuance of the Underlying Shares, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by
general   principles   of   equity   or   applicable   bankruptcy,   insolvency,
reorganization,   moratorium,  liquidation  or  similar  laws  relating  to,  or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Designations has been filed with the Secretary of State of the State of Utah and will be in full force and effect, enforceable against the Company in accordance with its terms.

         c. CAPITALIZATION. As of May 1, 1999, the authorized capital stock of the Company consisted of (i) 20,000,000 shares of Common Stock, of which as of May 1, 1999, 7,273,087 shares were issued and outstanding, 1,013,750 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 1,124,926 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares, the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and
(ii) 1,000,000 shares of Preferred Stock, of which as of the date hereof, no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in SCHEDULE 3(C), (i) since May 1, 1999 there have been no changes in the number of authorized or issued shares of capital stock as set forth above, (ii) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (iii) there are no outstanding debt securities, (iv) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement),
(vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the

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issuance  of the  Securities  as  described  in this  Agreement,  and (viii) the
Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as
amended   and  as  in  effect  on  the  date   hereof   (the   "CERTIFICATE   OF
INCORPORATION"), and the Company's By-laws, as amended and as in effect on the date hereof (the "BY-LAWS").

         d. ISSUANCE OF SECURITIES. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, will be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. One million
(1,000,000) shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance as Redemption Shares, Coupon Shares or Warrant Shares. Upon redemption, payment or exercise in accordance with the terms of the Certificate of Designations, the Notes or the Warrants, as the case may be, the Underlying Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

         e. NO CONFLICTS. Except as disclosed in SCHEDULE 3(E), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Underlying Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except for such conflicts, defaults or violations which would not have a Material Adverse Effect, or (iii) other than pursuant to the terms of the Transaction Documents, result in the creation or imposition of any Lien upon the assets or properties of the Company. Except as disclosed in SCHEDULE 3(E), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively. Except as disclosed in SCHEDULE 3(E), neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which would not, individually or in the aggregate, have a Material

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Adverse  Effect.  The business of the Company and its  Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations, in each case in accordance with the terms hereof or thereof, except for such consents, authorizations, orders, filings and registrations the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in SCHEDULE 3(E), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or will be obtained as of the Closing Date. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market (as defined below), including, without limitation, the requirements set forth in Rule 4460 of the Principal Market.

         f. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since January 1, 1998, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

         g. ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 3(G), since December 31, 1998 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. Except as disclosed in SCHEDULE 3(G), since December 31, 1998 the Company has not declared or paid any dividends, sold any assets in excess of $25,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $50,000.

         h. ABSENCE OF LITIGATION. Except as disclosed in SCHEDULE 3(H), and except for such actions, suits, proceedings, inquiries or investigations which, if determined adversely, could not reasonably be expected to result in a Material Adverse Effect, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such.

         i. ACKNOWLEDGMENT REGARDING BUYERS' PURCHASE OF SECURITIES. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

         j. NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed or announced.

         k. NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

         l. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

         m. DILUTIVE EFFECT. The Company understands and acknowledges that the number of Underlying Shares issuable upon redemption of the Preferred Shares and/or the Notes and the Warrant Shares issuable upon exercise of the Warrants may increase in certain circumstances. The Company further acknowledges that its obligation to issue Redemption Shares upon redemption of the Preferred Shares and/or the Notes in accordance with this Agreement and/or the Certificate of Designations and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

         n. EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

         o. INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (collectively, the "INTELLECTUAL PROPERTY") necessary to conduct their respective businesses as now conducted, and all such Intellectual Property is set forth on SCHEDULE 3(O). Except as set forth on SCHEDULE 3(O), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. Except as set forth on

SCHEDULE 3(O), the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on SCHEDULE 3(O), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

         p. ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

         q. TITLE; NO LIENS; OTHER FINANCING STATEMENTS. The Company and its Subsidiaries have good and marketable title in fee simple to all real property listed on SCHEDULE 3(Q) hereto. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. All real property listed on
SCHEDULE 3(Q) hereto, together with all real property held by the Company and of its Subsidiaries (as referred to in the immediately preceding sentence) constitutes all real property necessary to the business and operations of the Company as currently conducted. The Company owns and, as to all Collateral whether now existing or hereafter acquired, will continue to own, each item of the Collateral free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens, and the Company shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Buyers other than the holders of Permitted Liens. No financing statement or other evidence of a Lien covering or purporting to cover any of the Collateral is on file in any public office other than (i) financing statements filed or to be filed in connection with the security interests granted to the Buyers hereunder, (ii) financing statements for which proper termination statements have been delivered to the Buyers for filing, and (iii) financing statements filed in connection with Permitted Liens.

         r. INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

         s. REGULATORY PERMITS. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to posses such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         t. TAX STATUS. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         u. TRANSACTIONS WITH AFFILIATES. Except as disclosed in SCHEDULE 3(U) and in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on SCHEDULE 3(C), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         v. APPLICATION OF TAKEOVER PROTECTIONS. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities.

         w. RIGHTS AGREEMENT. Except as disclosed in SCHEDULE 3(W), the Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

         x. FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the

Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         y. YEAR  2000  COMPLIANCE.  The  Company  has  initiated  a review  and assessment of all areas within its and each Subsidiaries' business and operations that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Company or any of the Subsidiaries may be unable to recognize and perform properly date- sensitive functions involving certain dates prior to and any date after December 31,
1999). Based on the foregoing, the Company believes that the computer applications that are currently material to its or any Subsidiaries' business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.

         z. NO OTHER AGREEMENTS. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

         aa. CREATION OF SECURITY INTEREST. This Agreement is effective to create in favor of the Buyers a valid security interest in and Lien upon all of the Company's right, title and interest in and to the Collateral, and, upon the filing of appropriate Uniform Commercial Code financing statements in the jurisdictions listed on SCHEDULE 3(AA) attached hereto, Buyers will have valid first priority perfected security interest in all of the Collateral, subject only to Permitted Liens.

         bb. EQUIPMENT, INVENTORY AND GOODS. All of the Company's and its Subsidiaries' Equipment, Inventory and Goods are located at the places as specified on SCHEDULE 3(BB) attached hereto. Except as disclosed on SCHEDULE 3(BB), none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee. The chief place of business, chief executive office and the office where the Company keeps its books and records are located at the place as specified on SCHEDULE 3(BB). The Company (including any Person acquired by the Company) does not do business and has not done business during the past five (5) years under any trade name or fictitious business name except as disclosed on SCHEDULE 3(BB) attached hereto.

         cc. DEPOSITARY ACCOUNTS. All depositary, collection, concentration and other accounts (each a "DEPOSITARY ACCOUNT" and, together with any other depositary account established by the Company in accordance with the terms of this Agreement (including, without limitation pursuant to Sections 4.1(m) and 4.2(l) hereof), collectively, the "DEPOSITARY ACCOUNTS") maintained by the Company and any of its Subsidiaries are described on SCHEDULE 3(CC) hereto, which description includes for each such account the name on the account, the name, address and telephone and telecopy numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account.

         dd. INSTRUCTIONS TO OBLIGORS TO PAY TO LOCKBOX ACCOUNT. The Company has instructed each of its contract manufacturing customers to make all payments in respect of accounts receivable or other amounts owing to the Company directly to a lockbox listed on SCHEDULE 3(DD) (each an" EXISTING LOCKBOX", and together with any New Lockbox established pursuant to Section 4.1(m), collectively the "LOCKBOX"). All proceeds from each Existing Lockbox are deposited directly by the banks set forth on SCHEDULE 3(DD) hereto (each such bank, a "COLLECTION BANK") into a Depositary Account. Each bank at which such a Depositary Account is located has executed a lockbox collection notice in the form of Exhibit I hereto (a "LOCKBOX COLLECTION NOTICE"). The Company has not granted any Person, other than the Buyers as contemplated by this Agreement, dominion and control of any Depositary Account or the right to take dominion and control of any Depositary Account at a future time or upon the occurrence of a future event.

    4. COVENANTS.

         Section 4.1. AFFIRMATIVE COVENANTS.

         a. BEST EFFORTS. Each party shall use its best efforts to satisfy timely each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

         b. FORM D AND BLUE SKY. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

         c. REPORTING STATUS. Until the date on which the Investors shall have sold all the Underlying Shares issued or issuable upon conversion, payment or exercise of the Preferred Shares, the Notes and the Warrants or in respect of dividends or interest on the Preferred Shares or the Notes, as the case may be (collectively, the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

         d. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Shares, Notes and Warrants for substantially the same purposes and in substantially the same amounts as indicated in SCHEDULE 4.1(D). Except as disclosed in SCHEDULE 4.1(D), the

Company shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the proceeds of the Notes, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of the Company or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any applicable law or in violation of this Agreement. Neither the Company nor any of its Subsidiaries is generally engaged, nor shall the Company or any of its Subsidiaries engage in the future in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. For the purposes hereof, "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

         e. FINANCIAL INFORMATION. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) and Note holder until the later of the end of the Registration Period and the repayment in full of the Notes: (i) unless the following are filed with the SEC through EDGAR and are available to the public through EDGAR, within one (1) business day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act; (ii) promptly (and in no event later than 24 hours following the release thereof), facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

         f. RIGHT OF FIRST OFFER. Subject to the exceptions described below, the Company and its Subsidiaries shall not negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary (including debt securities with an equity component) in any form ("FUTURE OFFERINGS") during the period beginning on the date hereof and ending on, and including, the second anniversary of the Closing Date, unless it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "FUTURE OFFERING NOTICE") describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Percentage (as defined below) of the securities to be issued in such Future Offering, upon consummation of such Future Offering (the limitations referred to in this sentence are collectively referred to as the "FUTURE OFFERING LIMITATIONS"). For purposes of this Section 4(f), "AGGREGATE PERCENTAGE" at any time with respect to any Buyer shall mean the percentage obtained by dividing (i) the aggregate number of the Preferred Shares initially issued to such Buyer by (ii) the aggregate number of the Preferred Shares initially issued to all the Buyers. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within five (5) business days after receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage, then each Buyer which has indicated that it is willing to purchase a number of securities in such Future Offering in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the Future Offering which one or more of the Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(f), the Company shall have 60 days thereafter to sell the securities of the Future Offering that the Buyers did not elect to purchase, upon terms and conditions no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 60 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(f). The Future Offering Limitations shall not apply to (i) a loan from a commercial bank which does not have any equity feature, (ii) any transaction involving the Company's or a Subsidiary's issuances of securities
(A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (C) as consideration for the acquisition of a business, product, license or other assets by the Company, including without limitation, issuance of consideration to members of Gel Tech, L.L.C., an Arizona limited liability company ("GEL TECH"), in connection with the Company's exercise of its option to purchase the interests of such members pursuant to the terms of the Gel Tech operating agreement or in connection with the sale by Gel Tech of up to twenty five percent (25%) of additional membership interests to a third party, (iii) the issuance of Common Stock in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, as disclosed in Schedule 3(c), (v) the grant of additional options or warrants, or the issuance of additional securities, each as disclosed in Schedule 3(c), or under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees or directors in effect as of the date hereof or disclosed in Schedule 3(c), or (vi) the issuance of options to Whitehill Oral Technologies, Inc. ("WHITEHILL") to purchase an aggregate of up to 45,000 shares of the Company's Common Stock at prevailing market prices upon issuance. The Buyers shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings.

         g. LISTING. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. (such market, the "PRINCIPAL MARKET"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market unless such Common Stock shall simultaneously be listed on another market which constitutes a Principal Market. The Company shall promptly, and in no event later than the following business day, provide to each Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

         h. EXPENSES. Subject to Section 13(l) below, at the Closing, the Company shall reimburse the Buyers for the Buyers' reasonable expenses (including attorneys' fees and expenses) in conducting due diligence and negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby (including the review of any provision of information for the Registration Statement) up to an aggregate of $50,000.

         i. FILING OF FORM 8-K. On or before the fifth (5th) business day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act.

         j. CAPITAL AND SURPLUS; SPECIAL RESERVES. The amount to be represented in the capital account for the Series A Preferred Stock at all times for each outstanding Preferred Share shall be an amount equal to the Stated Value (as defined in the Certificate of Designations).

         k. During such time as the Notes shall remain outstanding:

               (A) COMPLIANCE CERTIFICATE. Promptly following the delivery (or filing with the SEC) of the financial statements described in Section 4.1(e) (or, at the request of a Buyer on an earlier date following the completion of any calendar quarter, but in no event earlier than forty-five (45) days following the completion of such calendar quarter), the Company shall deliver to the Buyers a duly executed and completed copy of a certificate in the form of EXHIBIT H hereto (a "COMPLIANCE CERTIFICATE"), which certificate shall (i) evidence compliance with the financial covenants set forth in Section 4.2(a),4.2(b) and 4.2(c) hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence), and (ii) contain a statement that the officer executing such Compliance Certificate has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default (as defined herein) or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

               (B) INSPECTION.  The Company shall permit the  representatives of each holder of Notes (x) if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and (y) if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

               (C) [INTENTIONALLY OMITTED]


               (D) DELIVERY OF PLEDGED STOCK. To the extent the Company has on the date hereof any Subsidiaries, or subsequent to the date hereof, forms or acquires any Subsidiaries, the Company shall promptly deliver to the Buyers, the stock certificates evidencing the stock of such Subsidiary, together with stock powers duly executed in blank, PROVIDED, HOWEVER, the Buyers acknowledge and agree that the Company cannot, and shall not be required to pledge to the Buyers, the Company's interest in Gel Tech.

               (E) NAME CHANGE; LOCATION; BAILEES.

                    (i) The Company  will notify the Buyers  promptly in writing prior to any change in the Company's name, identity or corporate structure or the proposed use by the Company of any trade name or fictitious business name other than any such name set forth on
               SCHEDULE 3(BB) attached hereto.

                    (ii) Except for the sale of Inventory in the ordinary course of business, the Company will keep the Collateral at the locations specified in SCHEDULE 3(BB). The Company will give the Buyers thirty (30) day's prior written notice of any change in the Company's principal place of business or of any new location for any of the Collateral. On or prior to the effectiveness of any such change in location, the Company shall deliver to the Buyers, updated or revised SCHEDULES 3(AA) AND 3(BB).

                    (iii) If any  Collateral is at any time in the possession or control of any warehousemen, bailee, consignee or processor, the Company shall, upon the request of the Buyers or their representatives, notify such warehousemen, bailee, consignee or processor of the Lien and security interest created hereby and shall instruct such Person to hold all such Collateral for the Buyers' account subject to the Buyers' instructions.

         (F) DEPOSITS INTO DEPOSITARY ACCOUNTS.

                    (i) The Company will  immediately  deposit all cash payments for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check, in each case into one of the Depositary Accounts. From and after receipt by any Collection Bank of written notice from the Buyers to such Collection Bank that an Event of Default has occurred and is continuing, all amounts held or deposited in the related Depositary Account held by such Collection Bank shall be held by such Collection Bank subject pending instructions from the Buyers. Pending such instructions after an Event of Default, funds on deposit in such Depositary Accounts shall be the sole and exclusive property of the Buyers to be applied to any accrued and unpaid interest and then to any unpaid principal then due and owing in each case with respect to the Notes.

         (l) RIGHTS AGREEMENT. In connection with the adoption of any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change of control of the Company, the Company and its board of directors agree to take all necessary action, if any, to render such shareholder rights plan or similar arrangement inapplicable to the transactions contemplated by this Agreement including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities.

         (m) INSTRUCTIONS TO OBLIGORS TO PAY TO LOCKBOX ACCOUNT. Unless instructed prior to the date hereof, the Company will instruct all contract manufacturing customers to make all payments in respect of accounts receivable or other amounts owing to the Company directly to an Existing Lockbox. If payments from all of the Company's contract manufacturing customers are less than 90% of the Company's Net Revenue in any calendar quarter, the Company will instruct such other customers and obligors whose payments in that quarter, when added to the payments made by the Company's contract manufacturing customers, equaled at least ninety percent (90%) of the Company's Net Revenue in that quarter, to make all future payments in respect of accounts receivable or other amounts owing to the Company directly to a Lockbox. The Company hereby agrees that any Existing Lockbox hereunder shall only receive payments from customers and obligors of the Company and its Subsidiaries (other than Gel Tech) and shall not receive payments from Gel Tech customers or obligors (whether in the form of a separate check from a Gel Tech customer or a single check representing payment for obligations owed to both the Company and Gel Tech). Notwithstanding the foregoing, if the Company is required to instruct any of its customers and obligors to make payments to a Lockbox pursuant to the second sentence of this
Section 4.1(m),
but is prohibited by the provisions of the preceding sentence from instructing such customers and obligors to make payment to an Existing Lockbox, the Company shall be obligated to immediately establish a new lockbox (the "NEW LOCKBOX"), and the Company shall instruct such customers and obligors to make all future payments to the New Lockbox. Contemporaneously with the establishment of the New Lockbox, the Company shall establish a new depositary account (the "NEW DEPOSITARY ACCOUNT"), and all proceeds from such New Lockbox shall be deposited directly by the bank at which such New Depositary Account is located (such bank, the "NEW COLLECTION BANK") into the New Depositary Account. Prior to establishing any such New Depositary Account with any bank, the Company shall cause such New Collection Bank to execute a lockbox collection notice in the form of Exhibit I hereto (a "NEW COLLECTION NOTICE").

         Each of the Buyers hereby acknowledges and agrees that certain of the funds deposited into the New Depositary Account will represent proceeds from accounts receivable of Gel Tech, and as such, Buyers shall have no interest in the proceeds of such Gel Tech accounts receivable. To the extent any Buyer has delivered to the New Collection Bank a notice in the form of Annex A to the New Collection Notice, the Company agrees to hold proceeds of Gel Tech's accounts receivable in trust for Gel Tech, and upon receipt of an accounting in form and substance satisfactory to the Buyers setting forth, in detail, the amount of Gel Tech accounts receivable which have been deposited into the New Depositary Account, the Buyers shall turn over to Gel Tech the proceeds of such accounts receivable.

         (n) FINANCIAL DISCLOSURE. During the periods for which Compliance Certificates are required to be delivered to each of the Buyers hereunder, the Company agrees to include all information required by and/or contained in such Compliance Certificates in its annual and quarterly filings on Forms 10-K and 10-Q.

         (o) PROXY STATEMENT. The Company shall provide each stockholder entitled to vote at the Company's annual meeting of stockholders to be held in calendar year 2000 a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such annual stockholder meeting for approval of the Company's issuance of all of the Securities as contemplated by this Agreement (the "STOCKHOLDER APPROVAL"). The Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal.

         Section 4.2.  NEGATIVE  COVENANTS OF THE COMPANY.  For purposes of this
Agreement:

         "CASH EQUIVALENTS" means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six (6) months, issued by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard &

Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than three (3) months, and (d) reputable and nationally recognized money market funds with a minimum of $100,000,000 in assets, and pursuant to which the Company may withdraw its investment at any time without penalty.

         "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

         "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any interest rate swap or hedging contracts; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (v) for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

         "GAAP" means generally accepted accounting principles, consistently applied for the periods covered thereby.

         "INDEBTEDNESS" of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business); (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contracts rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness; and (h) all Contingent Obligations described in clause (i) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

         The Company covenants that so long as the Notes are outstanding:

         a. NET REVENUE. The Company shall not permit Net Revenue for any quarterly period set forth below to fall below the amount set forth in the table below with respect to such quarterly period:

         QUARTERLY PERIOD                            NET REVENUE
         ----------------                            -----------
         June 30, 1999                               $1,400,000
         September 30, 1999                          $1,750,000
         December 31, 1999                           $2,000,000
         March 31, 2000                              $2,500,000
         June 30, 2000                               $3,000,000
         September 30, 2000                          $3,500,000
         December 31, 2000                           $4,000,000

For the purposes hereof "NET REVENUE" shall have the meaning set forth in the Compliance Certificate.

         b. EBITDA. The Company shall not permit EBITDA for any quarterly period set forth below to fall below the amount set forth in the table below with respect to such quarterly period:

         QUARTERLY PERIOD                            EBITDA
         ----------------                            ------
         June 30, 1999                               $(550,000)
         September 30, 1999                          $(500,000)
         December 31, 1999                           $(400,000)
         March 31, 2000                              $(200,000)
         June 30, 2000                               $  50,000
         September 30, 2000                          $ 400,000
         December 31, 2000                           $ 700,000

For the purposes hereof "EBITDA" shall have the meaning set forth in the Compliance Certificate.

         c. CASH BALANCE. The Company shall not permit the aggregate amount of cash and Cash Equivalents of the Company and its Subsidiaries (excluding cash and Cash Equivalents of Gel Tech) to fall below the amount set forth in the table below as of each of the dates set forth below:

         DATE                                        CASH BALANCE
         ----                                        ------------
         June 30, 1999                               $1,000,000
         September 30, 1999                          $1,000,000
         December 31, 1999                           $1,000,000
         March 31, 2000                              $1,000,000
         June 30, 2000                               $1,250,000
         September 30, 2000                          $1,500,000
         December 31, 2000                           $2,000,000

In determining the amount of the Company's cash and Cash Equivalents, the Company shall not include in its calculation, any cash or Cash Equivalents which are restricted or encumbered (other than cash and Cash Equivalents which are restricted by the terms of this Agreement or encumbered by a Lien in favor of the Buyers).

         d. LIENS. The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any mortgage, lien, pledge, charge, security interest or other encumbrance (collectively, a "LIEN") on its properties or assets, whether now owned or hereafter acquired, except (the following, collectively, "PERMITTED LIENS"):

               (A) Liens existing on property or assets of the Company or any Subsidiary as of the date of this Agreement that are described in
          SCHEDULE 4.2(D)(A);

               (B) Liens for taxes, assessments or governmental charges not then due and payable;

               (C) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', lessors', carriers', warehousemen's, mechanics', materialmen's and other similar liens) to secure amounts not yet due and payable and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

               (D) any attachment or judgment Lien, unless such Lien has not, within 60 days after the entry thereof, been suspended, discharged or stayed pending appeal, or has not been discharged within 60 days after the expiration of any such stay or suspension;

               (E) Liens securing Indebtedness of a Subsidiary to the Company, which Indebtedness of such Subsidiary is permitted by Section 4.2(h).

               (F) encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use or value of the property or assets subject thereto;

               (G) Liens resulting from extensions, renewals or replacements of Liens permitted by paragraph (A) provided that (i) there is no increase in the principal amount or decrease in maturity of the Indebtedness secured thereby at the time of such extension, renewal or replacement, (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist;

               (H) Liens on the assets of Gel Tech, but only to the extent such lien secures Indebtedness of Gel Tech permitted under Section 4.2(h) hereof;

               (I) Liens securing Indebtedness permitted by Section 4.2(h)(C);

               (J) Liens incurred pursuant to the execution, delivery and performance of this Agreement; or

               (K) Liens on a cash collateral account located at Johnson Bank in favor of Textron Financial Corporation in respect of the letter of credit referred to in Section 4.2(h)(F), PROVIDED THAT the amount on deposit in such cash collateral account subject to such Lien shall not exceed (i) $250,000 for the period from the Closing Date to January 15, 2000, (ii) $125,000 for the period from January 1, 2000 to July 15, 2000 and (iii) $50,000 for the period from July 1, 2000 until January 15, 2001.

         e. MERGERS, CONSOLIDATIONS, ETC. The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person without the prior written consent of the holders of Notes constituting two-third (2/3) of the remaining principal amount of the Notes then outstanding, PROVIDED THAT any wholly owned Subsidiary of the Company may merge into the Company.

         f. DISPOSITION OF STOCK OF THE COMPANY AND ITS SUBSIDIARIES. The Company will not, nor will it permit any Subsidiary to, issue, convey, transfer or sell capital stock, or issue any warrants, rights or options to purchase, or securities convertible into or exchangeable for, such capital stock, to any Person other than to the Company or another Subsidiary, except in connection with (i) the transactions to be consummated pursuant to this Agreement, (ii) the Company's issuance of securities representing in the aggregate less than 10% of the Company's outstanding Common Stock as of the date of this Agreement (A) in connection with any strategic partnership or joint venture related to the Company's business or (B) as consideration for the acquisition of a business, product, license, service or other asset related to the Company's business,
(iii) the Company's issuance of Common Stock to the other members of Gel Tech pursuant to Section 9.2 of the operating agreement of Gel Tech, (iv) Gel Tech's issuance of up to 25% of the total profits and capital interests in Gel Tech to a third party, (v) the issuance of Common Stock in a firm commitment, underwritten public offering, (vi) the issuance of securities upon exercise or conversion of the Company's options, warrants, or other convertible securities outstanding as of the date hereof, as disclosed in Schedule 3(c),
(vii) the grant of additional options or warrants, or the issuance of additional securities, each as disclosed in Schedule 3(c), or under any Company stock option plan, restricted stock plan, or stock purchase plan for the benefit of the Company's employees or directors in effect as of the date hereof or disclosed in Schedule 3(c), or (viii) the issuance of options to Whitehill to purchase an aggregate of up to 45,000 shares of the Company's Common Stock at prevailing market prices. If a Subsidiary at any time ceases to be such as a result of a sale or issuance of its capital stock, any Liens on property of such Subsidiary securing Indebtedness owed to the Company or another Subsidiary, which is not contemporaneously repaid, together with such Indebtedness, shall be deemed to have been incurred by the Company at the time such Subsidiary ceases to be a Subsidiary.

         g. LOANS AND INVESTMENTS. The Company shall not and shall not suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (iii) make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (the items described in clauses (i), (ii) and (iii) are referred to as "INVESTMENTS"), except for:

               (A) Investments in Gel Tech in the amount of up to $3,500,000;

               (B) Investments pursuant to transactions permitted pursuant to Sections 4.2(f) and/or 4.2(h); or

               (C) Investments in Cash Equivalents; or

               (D) secured extensions of credit by the Company to any of its Subsidiaries (provided that the obligations of each obligor shall be evidenced by notes, which secured notes shall be pledged to Buyers, and have such other terms as Buyers may reasonably require), but only to the extent that prior to any such extension of credit to such Subsidiary, (i) the Buyers shall have a valid first priority perfected security interest in all of the stock of such Subsidiary, and (ii) such extension of credit shall be secured by a blanket lien on all assets of such Subsidiary which security interest shall be assigned to the Buyers free and clear of all Liens other than Permitted Liens.

         h. LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               (A) Indebtedness incurred pursuant to this Agreement;

               (B)  Indebtedness  existing on the Closing  Date and set forth in
          SCHEDULE 4.2(H)(B) including extensions and refinancings thereof which do not increase the principal amount of such Indebtedness as of the date of such extension or refinancing;

               (C) Indebtedness not to exceed $250,000 in the aggregate at any time outstanding consisting of Capital Lease Obligations or purchase money secured indebtedness, excluding (for the purposes of calculating such Indebtedness) any Indebtedness described in subsections 4.2(h)(B), (E), (F) and (G);

               (D)  secured  intercompany  Indebtedness  permitted  pursuant  to
          Section 4.2(g)(D);

               (E) other unsecured Indebtedness for which, prior to the Maturity Date (as defined below), (x) no payments of principal are due and (y) interest payments, in the aggregate, do not exceed $150,000 per calendar quarter;

               (F) Indebtedness of the Company in respect of that certain letter of credit issued by Johnson Bank in favor of Textron Financial Corporation, which Indebtedness shall not exceed (i) $250,000 for the period from the Closing Date to January 15, 2000, (ii) $125,000 for the period from January 1, 2000 to July 15, 2000 and (iii) $50,000 for the period from July 1, 2000 until January 15, 2001.

               (G) other Indebtedness of Gel Tech not to exceed the sum of (i) $500,000 in the aggregate at any one time outstanding PLUS (ii) an amount equal to 80% of the fair market value of all inventory and accounts receivable of the Company.

         i. TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, except:

               (A) as expressly permitted by this Agreement;

               (B) in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary; or

               (C) transactions contemplated by the Gel Tech operating agreement in as in effect on the Closing Date;

and, in the case of clause (B), upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary and which are disclosed in writing to each of the Buyers. For the purposes of this Agreement, "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person.

         j. CHANGE IN BUSINESS. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

         k. CHANGE IN CONSTITUENT DOCUMENTS. Except as contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to materially amend, restate or otherwise modify their respective certificate of incorporation, articles or by-laws without the prior written consent of the Buyers, which consent will not be unreasonably withheld.

         l. CHANGE IN PAYMENT INSTRUCTIONS TO CUSTOMERS; CHANGES TO DEPOSITARY ACCOUNTS. The Company will not add or terminate any bank as a Collection Bank from those listed on SCHEDULE 3(DD), add or make any change in any Depositary Account or make any change in its instructions to its customers or obligors regarding payments to be made to the Company or payments to be made to any Depositary Account or Collection Bank, unless the Buyers shall have received, at least 10 days before the proposed effective date therefor, (i) written notice of such addition, termination or change (with such additional information with respect to such account as the Buyer from time to time reasonably may request),
(ii) with respect to the addition of a Collection Bank or a Depositary Account, an executed account agreement from, and executed copies of a Lockbox Collection Notice to, the Collection Bank and (iii) updated or revisions to SCHEDULES 3(CC) AND 3(DD), as the case may be, together with an effective date for such updated or revised Schedules; PROVIDED, HOWEVER, that the Company may make changes in instructions to its customers and obligors regarding payments if such new instructions require such customers or obligors to make payments to another existing Collection Account or Depositary Account.

     4.3 NEGATIVE COVENANTS OF THE BUYERS.

         a. LIMITATIONS ON RESALE OF REDEMPTION SHARES AND SHORT SALES OF COMMON STOCK; OTHER RESTRICTIONS. Each of the Buyers agrees that such Buyer shall not sell more than (i) five percent (5%) of the Redemption Shares received by such Buyer in respect of any prepayment of the Notes or (ii) twenty percent (20%) of the Redemption Shares received by such Buyer in respect of redemption of the Preferred Shares on any Trading Day (as defined below). Except as otherwise provided herein, no Buyer will maintain at the time of Closing, nor will it create or maintain at any time following the Closing until the first date on which such Buyer no longer owns any Warrants, Notes, or Preferred Shares, a "short position" in the Common Stock; PROVIDED, HOWEVER, that any Buyer which holds Warrants may create or maintain a short position in the Common Stock up to the number of shares of Common Stock represented by such Buyer's Warrants (assuming the full conversion or exercise of such Warrants); PROVIDED FURTHER, that any such Buyer will not create any short position with respect to shares of Common Stock represented by such Warrants on or after the date of this Agreement and prior to the date that is one (1) year from the date of this Agreement. For purposes hereof, a "short position" shall be deemed to have been maintained or created by a Buyer if such Buyer (i) enters into a "short sale" (as such term is defined in Rule 3b-3 under the Exchange
Act), (ii) purchases a put option to sell shares of Common Stock or (iii) enters into a derivative or other similar transaction whereby the Buyer will be compensated in the event of a decline in the price of the Common Stock; PROVIDED, HOWEVER, that such term shall not include any short sales effected as a result of the Company's failure to deliver Underlying Shares in accordance
with  the  terms  of  this  Agreement,   the  Warrants  or  the  Certificate  of
Designations.

         b. SECURITIES LAWS MATTERS. Each Buyer agrees to comply with all applicable provisions of Federal and state securities laws with respect to trading in  securities  of the  Company to the extent  that such Buyer  receives material non-public information concerning the Company or any of its Subsidiaries as a result of (i) the exercise of any remedies provided for pursuant to the terms of this Agreement, (ii) receipt of the Compliance Certificates, or (iii) the inspections provided in Section 4.2(k).

         4.4 NASDAQ RULE 4460. The Buyers acknowledge and agree that the Company shall not be obligated to issue more than one million four hundred fifty four thousand six hundred seventeen (1,454,617) Underlying Shares pursuant to the terms of this Agreement, the Notes, the Certificate of Designations or the Warrants, (i) until such time as the Company obtains the Stockholder Approval or receives a waiver from the National Association of Securities Dealers of the application of Rule 4460 of the Principal Market to the transactions contemplated hereby, (ii) until such time as the Company's Common Stock is no longer listed on the NASDAQ National Market System or (iii) unless the provisions of Rule 4460 of the Principal Market do not apply or would permit the Company to issue a greater number of shares. Notwithstanding the foregoing, the Company and the Buyers agree that nothing contained in this Section 4.4 shall
(i) affect or modify the Company's obligation to make all payments required by this Agreement, the Notes, the Certificate of Designations and the Warrants or
(ii) limit or restrict the exercise of a Buyer's rights upon an Event of Default (as defined herein and in the Certificate of Designations).

    5. TRANSFER AGENT INSTRUCTIONS FOR WARRANTS AND PREFERRED SHARES.

         The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Underlying Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Underlying Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Underlying Shares, prior to registration of the Underlying Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this

Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with a copy of Form 144 filed with respect to the transfer of such Securities and a written representation that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Underlying Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Preferred Shares, Notes and Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

         a. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

         b. The Certificate of Designations shall have been filed with the Secretary of State of the State of Utah.

         c. Such Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares, Notes and Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

         d. The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

     7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

         The obligation of each Buyer hereunder to purchase the Preferred Shares, Notes and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

         a. The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer.

         b. The Certificate of Designations shall have been filed with the Secretary of State of the State of Utah, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

         c. The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been suspended by the SEC or the Principal Market and the Underlying Shares shall be listed upon the Principal Market.

         d. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the President or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above, in the form attached here to as EXHIBIT E.

         e. Such Buyer shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of EXHIBIT F attached hereto.

         f. The Company shall have executed and delivered to such Buyer the Warrants, Notes and Preferred Stock Certificates (each in such denominations or principal amounts as such Buyer shall request) for the Warrants, Notes and Preferred Shares being purchased by such Buyer at the Closing.

         g. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Buyer.

         h. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of issuing Redemption Shares, Coupon Shares and Warrant Shares, at least 1,000,000 shares of Common Stock.

         i. The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT G attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

         j. The Company shall have delivered to such Buyer a copy of a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 30 days of the Closing Date.

         k. The Company shall have delivered to such Buyer a copy of a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Utah within 30 days of the Closing Date.

         l. The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions described in Section 7(g), (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

         m. The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

         n. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

         o. All consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit the Buyers and the Company to perform their obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived or (iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

         p. There shall not have occurred any Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

         q. There shall not be in effect any order or law restraining, enjoining or otherwise prohibiting or making illegal the consummations of the transactions contemplated by the Transaction Documents or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by the Transaction Documents to the

Buyers, and there shall not be pending or threatened on the Closing Date any action or proceeding or any other action in, before or by any governmental or regulatory authority which would reasonably be expected to result in the issuance of any such order or the enactment, promulgation or deemed applicability to the Buyers, the Company or any Subsidiary or the transactions contemplated by the Transaction Documents of any such law.

         r. The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

         s. With respect to the security interest granted pursuant to this Agreement, the Company shall have delivered or caused to be delivered to the each Buyer:

               (A) duly executed copies of all UCC-l financing statements to be filed, registered or recorded in the filing offices set forth on
          SCHEDULE 3(AA) hereto, listing the Company as debtor and each Buyer as secured party, together with any other filings, registrations and recordings reasonably necessary and advisable to perfect the Liens of the Buyers in the Collateral;

               (B) uniform commercial code financing statement, federal and state tax lien and judgment searches as the Buyers shall have reasonably requested of the Company, and such termination statements or other documents as may be reasonably necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

               (C) evidence that all other actions reasonably necessary or, in the reasonable opinion of the Buyers, desirable to perfect and protect the Liens created hereunder have been taken;

               (D) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements; and

               (E) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Buyers shall be granted a Lien, as reasonably requested by the Buyers.

         t. Duly executed Lockbox Collection Notices from each bank at which a Depositary Account is located.

     8. PAYMENT AND PREPAYMENT OF PRINCIPAL ON THE NOTES; PAYMENT OF INTEREST ON THE NOTES.

         a. PAYMENT AT MATURITY. On June 2, 2001 (the "MATURITY DATE") the Company will pay all of the principal amount of the Notes remaining outstanding, if any, in cash.

         b. OPTIONAL AND MANDATORY PREPAYMENTS. Subject to the provisions of this Section 8, the Company may, at its option, upon notice as provided below, prepay all or any part of the Notes on a pro-rata basis (based upon the principal amount of the Notes outstanding at the time of prepayment); provided that the Company agrees to prepay at least fifty percent (50%) of the original principal amount of the Notes within twelve (12) months after the Closing Date. Any prepayment of the Notes shall be made at a price equal to 110% of the principal amount so prepaid, plus accrued interest to the date of prepayment. The prepayment may be made in cash or (no more often than once in each period of twenty (20) consecutive days during which securities are normally traded on the Principal Market (a "TRADING DAY")) by issuance of a number of shares of Common Stock determined by dividing the prepayment amount by the average of the Closing Bid Prices (as defined in the Certificate of Designations) of the Common Stock for the twenty (20) consecutive Trading Days immediately preceding the date of the Company's notice of prepayment described below in subsection 8(c). Notwithstanding the foregoing, the Company must prepay the Notes in cash (to the extent such prepayment is required) if (i) any event constituting an Event of Default, or an event that with the passage of time would constitute an Event of Default if not cured, has occurred and is continuing on the date of the Company's notice of prepayment as provided in Section 8(c) below or on the date of prepayment, unless otherwise consented to in writing by the holder of the Notes entitled to receive such prepayment, or (b) the Registration Statement (as defined below) has not been declared effective by the Securities and Exchange Commission (the "SEC") on or before the date of prepayment. To the extent the Company elects or is required to prepay the Notes as provided in this Section 8(b), the Company shall also redeem a proportional amount of Preferred Shares (based upon the Stated Value (as defined in the Certificate of Designations) of the Preferred Shares outstanding relative to the principal amount of the Notes outstanding) as required pursuant to Section 16 of the Certificate of Designations. If the average of the Closing Bid Prices of the Common Stock used to determine the number of shares of Common Stock required to prepay the Notes with respect to any prepayment effected by the Company at its option is more than the average of the Closing Bid Prices of the Common Stock for the twenty
(20) consecutive Trading Days immediately following the prepayment date, the Company shall pay to the recipient of such shares, on or prior to the date that is twenty-five (25) Trading Days after the prepayment date, an amount in cash equal to the product of the per share difference between such average prices and the number of shares issued as consideration for repayment of that portion of the Notes being redeemed and sold during such twenty (20) Trading Day period immediately following the prepayment date.

         c. NOTICE OF PREPAYMENT. The Company will give each holder of Notes two
(2) Trading Days prior written notice of each optional or mandatory prepayment pursuant to Section 8(b). Any such prepayment notice given by the Company shall be irrevocable. Each such notice shall specify the prepayment date (which date shall not be more than three (3) Trading Days following the date of the prepayment notice), the aggregate principal amount of the Notes to be prepaid on such date, and the accrued and unpaid interest amount plus any Default Interest to be paid on the prepayment date with respect to such principal amount of Notes being prepaid.

         d. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of any partial prepayment of the Notes pursuant to Section 8(b), the proceeds of such prepayment shall be applied pro-rata (based upon the aggregate principal amount of each Note then outstanding) to the respective unpaid principal amount of each Note then outstanding. To the extent any holder of any Note receives more than its pro-rata portion of any such prepayment, it shall immediately turn over to the other holders of the Notes, their respective portion of such prepayment.

         e. EFFECT OF PREPAYMENT; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to Section 8(b), the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         f. LIMIT ON PREPAYMENT AMOUNTS. Notwithstanding anything to the contrary set forth in this Section 8, the aggregate principal amount of Notes together with the Stated Value of Preferred Shares to be prepaid and redeemed by the Company at any one time shall be limited to an aggregate amount that would result in the issuance of shares of Common Stock not in excess of 200% of the average daily trading volume of the Common Stock on the Principal Market as reported by Bloomberg Financial Markets ("BLOOMBERG") over the period of 20 consecutive Trading Days ending on the trading day immediately preceding the Company's notice of prepayment delivered pursuant to Section 8(c).

         g. INTEREST ON THE NOTES. The Notes shall bear interest ("INTEREST") at a rate of 8.0% per annum, which shall be cumulative, accrue daily from the date of issuance of the Notes (the "ISSUANCE DATE") and be payable on June 30, September 30, December 31 and March 31 of each year until the Maturity Date (each an "INTEREST PAYMENT DATE"). If an Interest Payment Date is not a Business Day (as defined below) then the Interest shall be due and payable on the Business Day immediately following the Interest Payment Date. Interest shall be payable in cash or, at the option of the Company, in shares of Common Stock based on the Interest Conversion Price (as defined below) on the Interest Payment Date; provided that the Interest which accrued during any period shall be payable in shares of Common Stock only if the Company provides written notice ("INTEREST ELECTION NOTICE") to each holder of Notes at least 10 days prior to the Interest Payment Date. Notwithstanding the foregoing, the Company must pay such Interest in cash if (a) any event constituting an Event of Default, or an event that with the passage of time would constitute an Event of Default if not cured, has occurred and is continuing on the date of the Company's Interest Election Notice or on the Interest Payment Date, unless otherwise consented to in writing by the holder of Notes entitled to receive such Interest, or (b) the Registration Statement has not been declared effective by the SEC on or before the Interest Payment Date. Any accrued and unpaid interest which is not paid (in stock or cash as applicable) within five (5) Business Days after the Interest Payment Date for such accrued and unpaid interest shall bear interest at the rate of 15% per annum from such Interest Payment Date until the same is paid in full (the "DEFAULT INTEREST"). For purposes of this Agreement, the "INTEREST CONVERSION PRICE" means the average Closing Bid Price (as defined in the Certificate of Designations) of the Common Stock for the (5) five trading days immediately preceding the Interest Election Notice. If the average of the Closing Bid Prices of the Common Stock used to determine the number of shares of Common Stock required to pay interest on the Notes with respect to any interest payment is more than the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately following the Interest Payment Date, the Company shall pay to the recipient of such shares, on or prior to the date that is ten (10) Trading Days after the Interest Payment Date, an amount in cash equal to the product of the per share difference between such average prices and the number of shares issued as consideration for interest being paid on the Note and sold during such five (5) Trading Day period.

     9. SECURITY FOR THE NOTE.

         Section 9.1 GRANT OF SECURITY INTEREST. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all principal and interest due on the Notes, and all other amounts from time to time due and owing with respect to the Notes, the Company hereby pledges and grants to the holder of the Notes, a Lien on and security interest in and to all of the Company's right, title and interest in the following property and interests in property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as "COLLATERAL"):

         (a) the "INSTRUMENTS" (as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York ("UCC"), including, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit and "CHATTEL PAPER" (as such term is defined in the UCC)) of the Company, together with all payments thereon or thereunder:

         (b) all "ACCOUNTS" (as such term is defined in the UCC);

         (c) all "INVENTORY" (as such term is defined in the UCC);

         (d) all "GENERAL INTANGIBLES" (as such term is defined in the UCC, and, in any event, including, without limitation, all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, warranties, rights under insurance policies, rights of indemnification and any other rights or interest in or relating to Intellectual Property);

         (e) all "EQUIPMENT" (as such term is defined in the UCC, and, in any event, including all motor vehicles);

         (f) all "DOCUMENTS" (as such term is defined in the UCC, and including, without limitation, "ALL DOCUMENTS OF TITLE" (as defined in the UCC) bills of lading or other receipts evidencing or representing Inventory or Equipment).

         (g) all "CONTRACTs" (which for purposes of this Agreement, means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Company may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof);

         (h) all "GOODS" (as such term is defined in the UCC);

         (i) all "INVESTMENT PROPERTY" (as such term is defined in the UCC);

         (j) all "FIXTURES" (which for purposes of this Agreement means all of the following now owned or hereafter acquired by the Company: plant fixtures, other fixtures and storage facilities wherever located, and all additions and accessions thereto and replacements therefor);

         (k) all bank and depositary accounts and the balance from time to time in all such bank and depositary accounts maintained by the Company;

         (l) all other stock or other securities owned by the Company, including, without limitation, any stock of any subsidiaries of the Company; and

         (m) all other tangible and intangible property of the Company, including, without limitation, all proceeds, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of the Company described in the preceding clauses of this
Section 9 (including, without limitation, any proceeds of insurance thereon and all rights, claims and benefits against any Person relating thereto) and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company.

         Notwithstanding the foregoing, the Buyers acknowledge and agree that the definition of Collateral shall not include the Company's interest in Gel Tech.

         Section 9.2 BUYERS SECURED PARI-PASSU IN THE COLLATERAL. By its execution hereof, each of the Buyers hereby agrees that, vis-a-vis all other Buyers hereunder, its security interest ranks pari-passu with all others Buyers, and the fact that each Buyer received its own respective UCC-1 financing statements, which financing statement may have been filed prior to another Buyer's financing statement hereunder, is not intended to confer, as between the Buyers, any superior or prior perfected security interest. Such individual filings in favor of each Buyer were undertaken for administrative convenience purposes so that the Buyers would not need to appoint a collateral agent to act for all Buyers and, as between the Buyers, each Buyer has an equivalent security interest in all of the Collateral. If any Buyer hereunder receives more than its allocable portion of the Collateral hereunder, it shall immediately turn-over to the other Buyers their applicable portion of such Collateral or proceeds thereof.

     10. EVENT OF DEFAULT; REMEDIES.

         10.1 EVENT OF DEFAULT. For purpose of this Agreement "DEFAULT" or "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

               (A) the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (including, without limitation the mandatory prepayment of fifty percent (50%) of the original principal amount of the Notes within twelve (12) months following the Closing Date as provided in Section 8(b)); or

               (B) the Company defaults in the payment of any interest on any Note for more than five business days after the same becomes due and payable; or

               (C) the Company defaults in the performance of or compliance with any term contained in Sections 4.2(a), (b), (c), (e), (f) or (j); or

               (D) the Company defaults in the performance of or compliance with any term contained in this Agreement, the Notes or the Registration Rights Agreement (other than those referred to in paragraphs (A), (B) and (C) of this definition) and such default is not remedied within 30 days after the earlier of (i) an officer of the Company obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note, PROVIDED HOWEVER, that the Company shall not be entitled to any cure period or grace period in the case of a breach of Section 4.2(k) hereof, to the extent such breach results in, or is reasonably likely to result in, a termination, liquidation, dissolution or cessation of existence of the Company or any of its Subsidiaries; or

               (E) any  representation  or  warranty  made in  writing  by or on behalf of the Company or by any officer of the Company in this Agreement or in any agreement, document, certificate or instrument furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, PROVIDED HOWEVER, that the Buyers agree that there shall not be any Event of Default hereunder based upon a claim that any projections prepared by the Company were materially misleading so long as at the time such projections were prepared, the Company had a reasonable basis for making such projections; or

               (F) the Company or any Subsidiary (i) is generally not paying, or admits in writing its  inability to pay, its debts as they become due,
          (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

               (G) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 60 days; or

               (H) a final judgment or judgments for the payment of money aggregating in excess of $750,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay, PROVIDED HOWEVER, that any judgement which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $750,000 amount set forth above so long as the Company provides to the Buyers a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Buyers) to the effect that such judgement is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgement; or

               (I) the failure of the Registration Statement required to be filed pursuant to the Registration Rights Agreement (the "Registration Statement") to be declared effective by the SEC on or prior to the date that is 130 days after the original date of issuance of the Notes; or

               (J) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement (and subject to the Allowable Grace Period set forth in Section 3(u) thereof), the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Notes for sale of all of the Registrable Securities (as defined in the Registration Rights
          Agreement) in accordance with the terms of the Registration Rights Agreement, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Notes; or

               (K) the suspension from trading or failure of the Common Stock to be listed on the Nasdaq National Market, the New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five consecutive Trading Days or for more than an aggregate of 10 Trading Days in any 365-day period; or

               (L) on or prior to December 31, 2000, Gary S. Kehoe shall cease to be employed in the capacity of an executive officer of the Company with substantial responsibility for day-to-day operation of the Company's gum business.

         10.2 REMEDIES. Upon the occurrence and during the continuance of any Event of Default:

         a. ACCELERATION; DEFAULT INTEREST.

               (A) If an Event of Default with respect to the Company described in paragraph (F) or (G) of the definition of Event of Default contained in Section 10.1 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

               (B) If any Event of Default described in paragraph (A) or (B) of the definition of Event of Default contained in Section 10.1 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

               (C) If any other Event of Default has occurred and is continuing, the Buyers which hold more than 51% of the aggregate outstanding principal amount of the Notes (the "MAJORITY BUYERS") may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

               (D) To the extent permitted by applicable law, upon the occurrence and continuance of an Event of Default, for the period from the date of such Event of Default to and including the date such Event of Default is either cured or waived, the interest rate applicable to the Notes shall be increased from 8% to 15%, and in the case of any Event of Default arising as a result of the failure to make an interest payment, such increased interest rate of 15% shall be applicable to the amount of such defaulted interest payment.

Upon any Notes becoming due and payable under this Section 10.2(a), whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

         b. REMEDIES WITH RESPECT TO COLLATERAL - During the period an Event of Default shall have occurred and be continuing, and upon the affirmative vote and direction of the Majority Buyers:

               (A) the Company shall assemble the Collateral at such place or places as may be reasonably designated by the Majority Buyers or their representative;

               (B) the Majority Buyers or their representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

               (C) the Majority Buyers shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the holders of the Notes were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

               (D) the Majority Buyers or their Representative in their discretion may, in the name of the Majority Buyers or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

               (E) the Majority Buyers, or their Representative, may take immediate possession and occupancy of any premises owned, used or leased by the Company and exercise all other rights and remedies of an assignee which may be available to the Majority Buyers; and

               (F) the Majority Buyers may, upon ten (10) Business Days prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Majority Buyers or its Representative, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Majority Buyers deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Majority Buyers or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Majority Buyers may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

Any actions taken by the Majority Buyers pursuant to this Section 10 shall be taken for the benefit of all holders of the Notes, and the proceeds of each collection, sale or other disposition of the Collateral under this Section 10 shall be applied in the following order: (i) the cost of collection and foreclosure upon the Collateral, (ii) to the payment of all accrued and unpaid interest, (iii) to the payment of all unpaid principal, and (iv) to any other amounts owing to the holders of the Notes under the Transaction Documents.

         c. CONVERSION TO COMMON STOCK. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.2(a), the holder of any Note may elect to convert all principal, together with Interest and Default Interest, outstanding on such Note at the Conversion Price (as defined in the Certificate of Designations) by delivery of a written facsimile notice setting out the principal amount, Interest and Default Interest to be converted as of the date of the notice and the calculation of the Conversion Price. The Company shall deliver shares of Common Stock in respect of any such conversion within three (3) days following receipt of such notice.

         d. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.2 (a), the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         e. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under this Agreement, the Notes or any of the other Transaction Documents, the Company will pay to the holders of the Notes on demand such further amount as shall be sufficient to cover all costs and expenses of such holders incurred in any enforcement or collection under this
Section 10, including without limitation, the reasonable attorney's fees, expenses and disbursements of one counsel representing such holders.

     11. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES; PLACE OF PAYMENT.

         a. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

         b. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request, subject to the limitations on transfer set forth in Section 2(f), and shall be substantially in the form of EXHIBIT B. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Notwithstanding the foregoing, Notes may be freely transferred
among   affiliates  of  holders  of  the  Notes  on  the  Closing  Date  in  any denomination.


         c. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and (A) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (B) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

         d. PLACE OF PAYMENT. Payments of principal and interest becoming due and payable on the Notes shall be made in accordance with the terms and provisions of the Notes. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         e. HOME OFFICE PAYMENT. So long as Buyer or Buyer's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 11(d) or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, and interest by the method and at the address specified for such purpose below Buyer's name in the Schedule of Buyers or by such other method or at such other address as Buyer shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, Buyer shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 11(d). Prior to any sale or other disposition of any Note held by Buyer or Buyer's nominee Buyer will, at Buyer's election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11(b).

     12. INDEMNIFICATION.

         In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is, (x) caused by a breach of the Transaction Documents by the Indemnitees or by the Indemnitees' own gross negligence or willful misconduct, (y) brought or made by the Company and (z) not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     13. GOVERNING LAW; MISCELLANEOUS.

         a. GOVERNING LAW; JURISDICTION; JURY TRIAL. The corporate laws of the State of Utah shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this agreement or any transaction contemplated hereby.

         b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

         f. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

              If to the Company:

                       Gum Tech International, Inc.
                       246 East Watkins Street
                       Phoenix AZ 85004
                       Telephone:       (602) 252-1617
                       Facsimile:       (602) 252-6650
                       Attention:       Chief Financial Officer

              With a copy to:

                       Snell & Wilmer
                       One Arizona Center
                       Phoenix AZ 85004
                       Telephone:       (602) 382-6000
                       Facsimile:       (602) 382-6070
                       Attention:        Richard Stagg, Esq.

              If to the Transfer Agent:

                       Corporate Stock Transfer
                       370 17th Street, Suite 2350
                       Denver, Colorado
                       Telephone:        (303) 595-3300
                       Facsimile:        (303) 592-8821
                       Attention:        Ms. Carolyn Bell

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, including by merger or consolidation. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by such Securities.

         h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         i. SURVIVAL. Unless this Agreement is terminated under Section 13(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5, and 13, and the indemnification provisions set forth in Section 12, shall survive the Closing until the end of the Registration Period. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

         j. PUBLICITY. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

         k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         l. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 13(l), the Company shall remain obligated to reimburse the nonbreaching Buyers for the expenses described in Section 4(h) above.

         m. PLACEMENT AGENT. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

         n. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         o. REMEDIES. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         p. PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Certificate of Designations or Warrants or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


                                   * * * * * *

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                       BUYERS:

                                       FISHER CAPITAL LTD.


                                       By:      /s/ Kenneth A. Simpler
                                                ----------------------
                                       Name:    Kenneth A. Simpler
                                       Its:     Vice President



                                       WINGATE CAPITAL LTD.


                                       By:      /s/ Kenneth A. Simpler
                                                ----------------------
                                       Name:    Kenneth A. Simpler
                                       Its:     Vice President




                                       COMPANY:

                                       GUM TECH INTERNATIONAL, INC.


                                       By:      /s/ Gary S. Kehoe
                                                -----------------------
                                       Name:    Gary S. Kehoe
                                       Its:     President